Exhibit 99.2
AGREEMENT REGARDING FIDELITY BONDING
     This Agreement Regarding Fidelity Bonding is dated effective as of the 25th day of January, 2007 by and among Gladstone Capital Corporation (“Gladstone Capital”), Gladstone Investment Corporation (“Gladstone Investment,” and together with Gladstone Capital, the “Investment Company Insureds”), Gladstone Management Corporation (“Gladstone Management”), Gladstone Commercial Corporation (“Gladstone Commercial”), and Gladstone Land Corporation (“Gladstone Land”) (the parties are collectively referred to herein as the “Insureds.”)
     Whereas, the Insureds are parties to that certain Investment Company Blanket Bond No. 412PB0831, a joint insured fidelity bond issued by The St. Paul Travelers Companies, Inc., in the amount of $5,000,000 (the “Bond”); and
     Whereas, pursuant to Rule 17g-1(f) under the Investment Company Act of 1940 (the "Act”), the Insureds desire to document their agreement regarding any future recovery due to either or both of the Investment Company Insureds under the Bond;
     Now, Therefore, for and in consideration of the mutual promises hereinafter set forth the Insureds hereby agree as follows:
     1. Each of the Insureds acknowledges and agrees that in the event recovery of any amounts is received under the Bond as a result of a loss sustained by two or more of the Insureds, where such Insureds include one or both of the Investment Company Insureds, the Investment Company Insured(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the Act.
     IN WITNESS WHEREOF, the Insureds have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

GLADSTONE CAPITAL CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

GLADSTONE INVESTMENT CORPORATION

By:	/s/ George Stelljes III

Title:	President

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ Harry Brill

Title:	Chief Financial Officer

GLADSTONE MANAGEMENT CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

GLADSTONE LAND CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

AGREEMENT REGARDING FIDELITY BONDING
     This Agreement Regarding Fidelity Bonding is dated effective as of the 16th day of March, 2007 by and among Gladstone Capital Corporation (“Gladstone Capital”), Gladstone Investment Corporation (“Gladstone Investment,” and together with Gladstone Capital, the “Investment Company Insureds”), Gladstone Management Corporation (“Gladstone Management”), Gladstone Commercial Corporation (“Gladstone Commercial”), Gladstone Land Corporation (“Gladstone Land”) and Gladstone Participation LLC (“Gladstone Participation”) (the parties are collectively referred to herein as the “Insureds.”)
     Whereas, the Insureds are parties to that certain Investment Company Blanket Bond No. 412PB0831, a joint insured fidelity bond issued by The St. Paul Travelers Companies, Inc., in the amount of $5,000,000 (the “Bond”); and
     Whereas, pursuant to Rule 17g-1(f) under the Investment Company Act of 1940 (the "Act”), the Insureds desire to document their agreement regarding any future recovery due to either or both of the Investment Company Insureds under the Bond;
     Now, Therefore, for and in consideration of the mutual promises hereinafter set forth the Insureds hereby agree as follows:
     1. Each of the Insureds acknowledges and agrees that in the event recovery of any amounts is received under the Bond as a result of a loss sustained by two or more of the Insureds, where such Insureds include one or both of the Investment Company Insureds, the Investment Company Insured(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the Act.
     IN WITNESS WHEREOF, the Insureds have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

GLADSTONE CAPITAL CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

GLADSTONE INVESTMENT CORPORATION

By:	/s/ George Stelljes III

Title:	President

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ Harry Brill

Title:	Chief Financial Officer

GLADSTONE MANAGEMENT CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

GLADSTONE LAND CORPORATION

By:	/s/ David Gladstone

Title:	Chairman

GLADSTONE PARTICIPATION LLC

By: Title:	/s/ Harry Brill Chief Financial Officer